                                                                    EXHIBIT 99.1

FINANCIAL STATEMENTS

                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
                    CONSOLIDATED AND COMBINED BALANCE SHEETS
                   (unaudited, in thousands, except unit data)

                                                                                          RESTATED
                                                                        MARCH 31,       DECEMBER 31,
                                                                          2002             2001
                                                                      ------------      ------------
                                                                                          (note 2)
                         ASSETS
CURRENT ASSETS:
   Cash and cash equivalents ....................................     $      7,689      $      7,796
   Receivable from parent .......................................            6,327             6,292
   Accounts receivable ..........................................            2,596             2,855
   Other current assets .........................................              460                --
                                                                      ------------      ------------
     TOTAL CURRENT ASSETS .......................................           17,072            16,943
                                                                      ------------      ------------

Property, plant and equipment ...................................          472,039           470,401
Less accumulated depreciation and amortization ..................         (125,584)         (121,389)
                                                                      ------------      ------------
   Property, plant and equipment, net ...........................          346,455           349,012
Goodwill, net ...................................................            4,715             4,715
Investment in Skelly-Belvieu Pipeline Company ...................           16,399            16,492
Other noncurrent assets, net ....................................              384               384
                                                                      ------------      ------------
     TOTAL ASSETS ...............................................     $    385,025      $    387,546
                                                                      ============      ============

            LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
   Current portion of long-term debt ............................     $        416      $        462
   Accounts payable and accrued liabilities .....................            4,107             4,215
   Taxes other than income taxes ................................            1,190             1,894
                                                                      ------------      ------------
     TOTAL CURRENT LIABILITIES ..................................            5,713             6,571

Long-term debt, less current portion ............................           89,660            25,660
Other long-term liabilities .....................................               --                 2
Deferred income tax liabilities .................................               --            13,147
Commitments and contingencies

PARTNERS' EQUITY:
   Common units (9,654,572 and 9,599,322
      outstanding as of 2002 and 2001, respectively)  ...........          168,433           169,305
   Subordinated units (9,599,322 outstanding as of
      2002 and 2001) ............................................          115,429           116,399
   General partner's equity .....................................            5,790             5,831
   Net parent investment in the Wichita
      Falls Business ............................................               --            50,631
                                                                      ------------      ------------
          TOTAL PARTNERS' EQUITY ................................          289,652           342,166
                                                                      ------------      ------------
          TOTAL LIABILITIES AND PARTNERS' EQUITY ................     $    385,025      $    387,546
                                                                      ============      ============


   See accompanying notes to consolidated and combined financial statements.

                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
                 CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
            (unaudited, in thousands, except unit and per unit data)



                                                                           THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                      ------------------------------
                                                                          2002              2001
                                                                      ------------      ------------

REVENUES ........................................................     $     26,024      $     23,422
                                                                      ------------      ------------

COSTS AND EXPENSES:
  Operating expenses ............................................            9,184             8,651
  General and administrative expenses ...........................            1,789             1,172
  Depreciation and amortization .................................            4,355             3,238
                                                                      ------------      ------------
      TOTAL COSTS AND EXPENSES ..................................           15,328            13,061
                                                                      ------------      ------------

OPERATING INCOME ................................................           10,696            10,361
  Equity income from Skelly-Belvieu Pipeline Company ............              678               669
  Interest expense, net .........................................             (556)           (2,244)
                                                                      ------------      ------------

INCOME BEFORE INCOME TAX EXPENSE ................................           10,818             8,786
  Income tax expense ............................................              395                --
                                                                      ------------      ------------
NET INCOME ......................................................     $     10,423      $      8,786
                                                                      ============      ============

ALLOCATION OF NET INCOME:
General partner's interest in net income ........................     $        195
Limited partners' interest in net income ........................            9,578
Net income applicable to the Wichita Falls Business
      for the month ended January 31, 2002 ......................              650
                                                                      ------------
  Net income ....................................................     $     10,423
                                                                      ============

Basic and diluted net income per limited
    partnership unit ............................................     $       0.50
                                                                      ============

Weighted average number of limited partnership
    units outstanding ...........................................       19,241,617
                                                                      ============


   See accompanying notes to consolidated and combined financial statements.

                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                            (unaudited, in thousands)



                                                                              THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                        ------------------------------
                                                                            2002               2001
                                                                        ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ........................................................     $     10,423      $      8,786
Adjustments to reconcile net income to
   net cash provided by operating activities:
   Depreciation and amortization ..................................            4,355             3,238
   Equity income from Skelly-Belvieu Pipeline Company .............             (678)             (669)
   Deferred income tax expense ....................................               54                --
   Compensation recognized under the restricted unit plan .........              132                --
   Changes in operating assets and liabilities:
     Increase in receivable from parent ...........................              (35)           (7,780)
     Decrease (increase) in accounts receivable ...................              259              (674)
     Increase in other current assets .............................             (460)             (555)
     Decrease in accounts payable, accrued liabilities
      and taxes other than income taxes ...........................             (782)           (2,078)
   Distributions received from Skelly-Belvieu Pipeline Company ....              771               639
   Decrease in other long-term liabilities ........................               (2)               --
                                                                        ------------      ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES ................           14,037               907
                                                                        ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Maintenance capital expenditures ..................................             (789)             (745)
Expansion capital expenditures ....................................           (1,009)             (162)
Acquisition of the Wichita Falls Business .........................          (64,000)               --
                                                                        ------------      ------------
         NET CASH USED IN INVESTING ACTIVITIES ....................          (65,798)             (907)
                                                                        ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt borrowings ...........................           64,000                --
Repayment of long-term debt .......................................              (46)               --
Distribution to Valero Energy in January 2002 related to the
  Wichita Falls Business ..........................................             (512)               --
Payment of distributions to unitholders ...........................          (11,788)               --
                                                                        ------------      ------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES ................           51,654                --
                                                                        ------------      ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS .........................             (107)               --
CASH AND CASH EQUIVALENTS AS OF THE BEGINNING OF THE PERIOD .......            7,796                 4
                                                                        ------------      ------------
CASH AND CASH EQUIVALENTS AS OF THE END OF THE PERIOD .............     $      7,689      $          4
                                                                        ============      ============


   See accompanying notes to consolidated and combined financial statements.

                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION

Valero L.P. is a Delaware limited partnership owned approximately 73% by Valero Energy Corporation (Valero Energy) and approximately 27% by public unitholders. Valero Logistics Operations, L.P. (Valero Logistics Operations) is also a Delaware limited partnership and is a subsidiary of Valero L.P. As used in this report, the term Partnership may refer, depending on the context, to Valero L.P., Valero Logistics Operations or both of them taken as a whole.

The Partnership owns and operates most of the crude oil and refined product pipeline, terminalling and storage assets located in Texas, Oklahoma, New Mexico and Colorado that support Valero Energy's McKee and Three Rivers refineries located in Texas and its Ardmore refinery located in Oklahoma.

Valero Energy is a refining and marketing company with 12 refineries and approximately 4,600 company-operated and dealer-operated convenience stores. Valero Energy's refining operations include various logistics assets (pipelines, terminals, marine dock facilities, bulk storage facilities, refinery delivery racks, rail car loading equipment and shipping and trucking operations) that support the refining and retail operations. A portion of the logistics assets consists of crude oil and refined product pipelines, refined product terminals and crude oil storage facilities located in Texas, Oklahoma, New Mexico and Colorado that support the McKee, Three Rivers and Ardmore refineries. These pipeline, terminalling and storage assets transport crude oil and other feedstocks to the refineries and transport refined products from the refineries to terminals for further distribution. Valero Energy markets the refined products produced by these refineries primarily in Texas, Oklahoma, Colorado, New Mexico and Arizona through a network of approximately 2,700 company-operated and dealer-operated convenience stores, as well as other wholesale and spot market sales and exchange agreements.

On December 31, 2001, Valero Energy completed its acquisition of Ultramar Diamond Shamrock Corporation (UDS) in a purchase business combination. The assets acquired included UDS' ownership in Valero L.P. and Valero Logistics Operations as well as ownership of Riverwalk Logistics, L.P., at that time the general partner of both Valero L.P. and Valero Logistics Operations.

NOTE 2: BASIS OF PRESENTATION

The Partnership prepared these unaudited consolidated and combined financial statements in accordance with United States' generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and notes required by United States generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Certain previously reported amounts have been reclassified to conform to the 2002 presentation.

Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. The balance sheet as of December 31, 2001 has been derived from the audited consolidated financial statements as of that date and restated to include the balances of the Wichita Falls Business as discussed below, but does not include all of the information and notes required by United States generally accepted accounting principles for complete financial statements.

In addition, substantially all of the Partnership's revenues are derived from Valero Energy and its various subsidiaries, based on the operations of Valero Energy's McKee, Three Rivers and Ardmore refineries. Accordingly, the Partnership's results are directly impacted by the operations of these three Valero Energy refineries.

                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


These consolidated and combined financial statements should be read along with the audited consolidated and combined financial statements and notes thereto included in Valero L.P.'s Form 10-K/A filed on April 3, 2002 and Valero L.P.'s Form 8-K/A dated February 1, 2002 and filed on April 16, 2002.

ACQUISITION OF THE WICHITA FALLS BUSINESS

On February 1, 2002, the Partnership acquired the Wichita Falls Crude Oil Pipeline and Storage Business (the Wichita Falls Business) from Valero Energy for a total cost of $64,000,000. The purchase price was funded with borrowings under the Partnership's revolving credit facility.

The Wichita Falls Business consists of the following assets:

         o A 271.7 mile pipeline originating in Wichita Falls, Texas and ending at Valero Energy's McKee refinery in Dumas, Texas. The pipeline has the capacity to transport 110,000 barrels per day of crude oil gathered or acquired by Valero Energy at Wichita Falls. The Wichita Falls crude oil pipeline connects to third party pipelines that originate along the Texas Gulf Coast.

         o Four storage tanks located in Wichita Falls, Texas with a total capacity of 660,000 barrels.


In the fourth quarter of 2001, UDS completed an expansion project to increase the capacity of the crude oil pipeline from 85,000 barrels per day to 110,000 barrels per day and to increase the capacity of the storage facility from 360,000 barrels to 660,000 barrels.

Since the acquisition of the Wichita Falls Business represents the transfer of a business under the common control of Valero Energy, the balance sheet as of December 31, 2001 and the statements of income and cash flows for the month ended January 31, 2002 (preceding the acquisition date) have been restated to include the Wichita Falls Business. The assumed transfer to the Partnership as of December 31, 2001 (the earliest date on which common control existed) and the restatement of the January 2002 statements of income and cash flows have been recorded based on Valero Energy's historical cost, which was based on Valero Energy's allocation of the purchase price paid for UDS. The balance sheet of the Wichita Falls Business as of December 31, 2001, which is included in the combined balance sheet as of December 31, 2001, includes the following amounts in the respective captions.

                                                            WICHITA FALLS
                                                               BUSINESS
                                                          DECEMBER 31, 2001
                                                          -----------------
                                                           (in thousands)
BALANCE SHEET CAPTION
  Property, plant and equipment .......................     $     64,160
  Accrued liabilities .................................              131
  Taxes other than income taxes .......................              251
  Deferred income tax liabilities .....................           13,147
  Net parent investment ...............................           50,631

                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


The following unaudited pro forma financial information for the three months ended March 31, 2001 assumes that the Wichita Falls Business was acquired on January 1, 2001 with borrowings under the revolving credit facility.

                                                              THREE MONTHS
                                                                 ENDED
                                                               MARCH 31,
                                                                 2001
                                                            ---------------
                                                             (in thousands)
PRO FORMA INCOME STATEMENT INFORMATION
  Revenues ............................................     $        27,298
  Costs and expenses ..................................              14,642
  Operating income ....................................              12,656
  Net income ..........................................              10,331

Since Valero L.P. had not completed its IPO by March 31, 2001, all the net income for the three months ended March 31, 2001 would have been allocated to Valero Energy (the Business's parent), and thus there was no net income per limited partnership unit for that period.

The financial statements included in this Form 10-Q represent the consolidated and combined financial statements of Valero L.P., Valero Logistics Operations and the Wichita Falls Business as follows:

         o consolidated financial statements of the Partnership, including the Wichita Falls Business, as of March 31, 2002 and for the two months ended March 31, 2002;

         o combined financial statements of the Partnership and the Wichita Falls Business as of December 31, 2001 and for the one month ended January 31, 2002; and

         o combined financial statements of Valero L.P. and Valero Logistics Operations for the three months ended March 31, 2001.

NOTE 3: ACCOUNTING PRONOUNCEMENTS

FASB STATEMENT NO. 144

In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. This Statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" but retains Statement No. 121's fundamental provisions for recognition and measurement of impairment of long-lived assets to be held and used and measurement of long-lived assets to be disposed of by sale. This statement also supersedes APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" for the disposal of a segment of a business. Statement No. 144 does not apply to goodwill or other intangible assets, the accounting and reporting of which is addressed in newly issued Statement No. 142, "Goodwill and Other Intangible Assets." The provisions of Statement No. 144 are effective for financial statements for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. There was no impact to the Partnership's financial position or results of operations as a result of adopting this statement effective January 1, 2002.

FASB STATEMENT NO. 145

In April 2002, the FASB issued Statement of Financial Accounting Standard No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement:

         o rescinds Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt,"

         o rescinds Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements,"

         o rescinds Statement No. 44, "Accounting for Intangible Assets of Motor Carriers," and

                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)

         o amends Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.

This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of Statement No. 145 related to the rescission of Statement No. 4 shall be applied in fiscal years beginning after May 15, 2002 and the provisions of this statement related to the Statement No. 13 sale-leaseback inconsistency shall be effective for transactions occurring after May 15, 2002, with early application encouraged. All other provisions of this statement shall be effective for financial statements issued on or after May 15, 2002, with earlier application encouraged. The Partnership does not expect that the adoption of this statement will have a material impact on its financial position or results of operations.

NOTE 4: COMMITMENTS AND CONTINGENCIES

The Partnership's operations are subject to environmental laws and regulations adopted by various federal, state and local governmental authorities in the jurisdictions in which it operates. Although the Partnership believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline, terminalling and storage operations, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations, could result in substantial costs and liabilities. Accordingly, the Partnership has adopted policies, practices and procedures in the areas of pollution control, product safety, occupational health and the handling, storage, use and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from such events. However, some risk of environmental or other damage is inherent in pipeline, terminalling and storage operations, as it is with other entities engaged in similar businesses. Although environmental costs may have a significant impact on results of operations for any single period, the Partnership believes that such costs will not have a material adverse effect on its financial position.

In connection with the initial public offering of Valero L.P., UDS agreed to indemnify Valero L.P. for environmental liabilities that arose prior to April 16, 2001 and are discovered within 10 years after April 16, 2001. Excluded from this indemnification are liabilities that result from a change in environmental law after April 16, 2001. Effective with the acquisition of UDS by Valero Energy, Valero Energy has assumed this environmental indemnification. In addition, as an operator or owner of the assets, the Partnership could be held liable for pre-April 16, 2001 environmental damage should Valero Energy be unable to fulfill its obligation. However, the Partnership believes that such a situation is remote given Valero Energy's financial condition.

In conjunction with the sale of the Wichita Falls Business to Valero L.P., Valero Energy has agreed to indemnify Valero L.P. for any environmental liabilities that arose prior to February 1, 2002 and are discovered by April 15, 2011. As of and for the years ended December 31, 2001, 2000 and 1999, and as of and for the one month ended January 31, 2002, the Wichita Falls Business did not incur any environmental liability; thus there was no accrual on January 31, 2002.

The Partnership is involved in various lawsuits, claims and regulatory proceedings incidental to its business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Partnership's financial position or results of operations.

                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


NOTE 5: RELATED PARTY TRANSACTIONS

The Partnership has related party transactions with Valero Energy for pipeline tariff and terminalling fee revenues, certain employee costs, insurance costs, administrative costs and interest expense on the debt due to parent (for the period January 1, 2001 to April 15, 2001). The receivable from parent represents the net amount due from Valero Energy for these related party transactions and the net cash collected under Valero Energy's centralized cash management program on the Partnership's behalf.

The following table summarizes transactions with Valero Energy:


                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                            -----------------------------
                                                                2002             2001
                                                            ------------     ------------
                                                                   (in thousands)

Revenues ..............................................     $     25,910     $     23,272
Operating expenses ....................................            3,407            2,683
General and administrative expenses ...................            1,300            1,300
Interest expense on debt due to parent ................               --            2,154

Under the Services Agreement with the Partnership, Valero Energy has agreed to provide the corporate functions of legal, accounting, treasury, information technology and other services for an annual fee of $5,200,000 until July 2008. The $5,200,000 is adjustable annually based on the Consumer Price Index published by the U.S. Department of Labor, and may also be adjusted to take into account additional service levels necessitated by the acquisition or construction of additional assets. This annual fee is in addition to the incremental general and administrative costs to be incurred from third parties as a result of the Partnership being a publicly held entity.

The Services Agreement also requires that the Partnership reimburse Valero Energy for various recurring costs of employees who work exclusively within the pipeline, terminalling and storage operations and for certain other costs incurred by Valero Energy relating solely to the Partnership. These employee costs include salary, wages and benefit costs.

Under the Pipelines and Terminals Usage Agreement with the Partnership, Valero Energy has agreed to use the Partnership's pipelines to transport at least 75% of the crude oil shipped to and at least 75% of the refined products shipped from the McKee, Three Rivers and Ardmore refineries and to use the Partnership's refined product terminals for terminalling services for at least 50% of all refined products shipped from these refineries until at least April 2008. For the three months ended March 31, 2002, Valero Energy used the Partnership's pipelines to transport 91% of its crude oil shipped to and 79% of the refined products shipped from the McKee, Three Rivers and Ardmore refineries and Valero Energy used the Partnership's terminalling services for 63% of all refined products shipped from these refineries.

If market conditions change, either with respect to the transportation of crude oil or refined products or to the end markets in which Valero Energy sells refined products, in a material manner such that Valero Energy would suffer a material adverse effect if it were to continue to use the Partnership's pipelines and terminals at the required levels, Valero Energy's obligation to the Partnership will be suspended during the period of the change in market conditions to the extent required to avoid the material adverse effect. The economic-based production cutbacks at the McKee, Three Rivers and Ardmore refineries during the first quarter of 2002 were not considered a triggering event under the Pipelines and Terminals Usage Agreement.

                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6: LONG-TERM DEBT

As of March 31, 2002, the Partnership had $80,000,000 outstanding under its $120,000,000 revolving credit facility. During the first quarter of 2002, the Partnership borrowed $64,000,000 under the revolving credit facility to purchase the Wichita Falls Business from Valero Energy.

The revolving credit facility expires on January 15, 2006 and borrowings under the revolving credit facility bear interest at either an alternative base rate or the LIBOR rate at the option of the Partnership.

The revolving credit facility requires that the Partnership maintain certain financial ratios and includes other restrictive covenants, including a prohibition on distributions if any default, as defined in the revolving credit facility, exists or would result from the distribution. Management believes that the Partnership is in compliance with all of these ratios and covenants.

NOTE 7: NET INCOME PER LIMITED PARTNERSHIP UNIT

The following table provides details of the basic and diluted net income per limited partnership unit computations:

                                                                     THREE MONTHS ENDED MARCH 31, 2002
                                                              ----------------------------------------------
                                                               NET INCOME         UNITS           PER UNIT
                                                               (NUMERATOR)    (DENOMINATOR)        AMOUNT
                                                              ------------     ------------     ------------
                                                                             (in thousands)
Limited partners' interest in net income ................     $      9,578
                                                              ============

Basic net income per common and subordinated unit .......     $      9,578           19,242     $       0.50
                                                              ============     ============     ============

Dilutive net income per common and subordinated unit ....     $      9,578           19,242     $       0.50
                                                              ============     ============     ============

The Partnership generated sufficient net income such that the amount of net income allocated to common units was equal to the amount allocated to the subordinated units, after consideration of the general partner interest.

Net income prior to the Partnership's initial public offering on April 16, 2001 was allocated entirely to UDS and its affiliates and the net income related to the Wichita Falls Business for the month ended January 31, 2002 of $650,000 was allocated entirely to Valero Energy, the Business's parent.

NOTE 8: RESTRICTED UNITS

Valero GP, LLC, the general partner of Riverwalk Logistics, L.P., adopted a long-term incentive plan under which restricted units may be awarded to certain key employees and non-employees. In January 2002, Valero GP, LLC granted a total of 55,250 restricted units to its officers and outside directors. One-third of the restricted units will vest at the end of each year of the three-year vesting period. For the three months ended March 31, 2002, the Partnership recognized $132,000 of compensation expense associated with these restricted units, which were valued at $40.95 per unit as of January 21, 2002, the date of grant.

                VALERO L.P. AND VALERO LOGISTICS OPERATIONS, L.P.
       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9: DISTRIBUTIONS

The Partnership makes quarterly distributions of 100% of its available cash, generally defined as cash receipts less cash disbursements and cash reserves established by the general partner in its sole discretion. Pursuant to the partnership agreement, the general partner is entitled to incentive distributions if the amount the Partnership distributes with respect to any quarter exceeds specified target levels shown below:

                                                        PERCENTAGE OF DISTRIBUTION
                                                  ------------------------------------
QUARTERLY DISTRIBUTION AMOUNT PER UNIT              UNITHOLDERS        GENERAL PARTNER
--------------------------------------            ---------------      ---------------

Up to $0.60                                                    98%                   2%
Above $0.60 up to $0.66                                        90%                  10%
Above $0.66 up to $0.90                                        75%                  25%
Above $0.90                                                    50%                  50%

On February 14, 2002, the Partnership paid the fourth quarter cash distribution of $0.60 per unit for a total distribution of $11,788,000, including $236,000 paid to the general partner.

On April 19, 2002, the Partnership declared a quarterly distribution of $0.65 per unit payable on May 15, 2002 to unitholders of record on May 1, 2002. This distribution, related to the first quarter of 2002, is expected to total $12,858,000, of which $1,070,000 is an incentive distribution. The general partner's share of the total distribution is expected to be $343,000, of which $107,000 is an incentive distribution.

NOTE 10: SUBSEQUENT EVENTS

REORGANIZATION OF GENERAL PARTNER OWNERSHIP OF VALERO LOGISTICS OPERATIONS As described in a Form 8-K filed by the Partnership with the Securities and Exchange Commission on June 5, 2002, the general partner ownership of Valero Logistics Operations was reorganized on May 30, 2002, resulting in Valero Logistics Operations being a 100% - owned subsidiary of Valero L.P.

GUARANTEE OF VALERO LOGISTICS OPERATIONS DEBT SECURITIES BY VALERO L.P.
On June 6, 2002, the Partnership will be filing a Registration Statement on Form S-3 (Registration Statement), and as a result, this information is being provided to supplement information previously reported in the Partnership's Form 10-Q for the first quarter of 2002. Under the Registration Statement, the Partnership may issue either common units of Valero L.P. or debt securities of Valero Logistics Operations, Valero L.P.'s sole subsidiary. All operating assets of the Partnership are owned by, and all of the related operations are accounted for within, Valero Logistics Operations. Valero L.P. has no independent assets or operations. Any debt securities issued by Valero Logistics Operations pursuant to the Registration Statement will be fully and unconditionally guaranteed by Valero L.P.

The revolving credit facility of Valero Logistics Operations contains certain provisions that could restrict the ability of Valero L.P. to obtain funds from Valero Logistics Operations. The revolving credit facility requires that Valero Logistics Operations maintain certain financial ratios and includes other restrictive covenants, including a prohibition on distributions if any default, as defined in the revolving credit facility, exists or would result from the distribution.



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